Exhibit 24

POWER OF ATTORNEY

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Justin C. Dearborn and Ann G. Mayberry-French, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 relating to 9,000,000 shares of common stock of Merge Healthcare Incorporated (the “Company”) issuable under the Company’s 2005 Equity Incentive Plan, as amended, any and all amendments to such Registration Statement including post-effective amendments, and to file the same, with all and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have signed their names hereto, effective as of the 20th day of June, 2011.

Signature	Title

/s/ Jeffery A. Surges	Chief Executive Officer and Director
Jeffery A. Surges	(principal executive officer)

/s/ Justin C. Dearborn	President, Chief Financial Officer and Director
Justin C. Dearborn	(principal financial officer)

/s/ Steven M. Oreskovich	Chief Accounting Officer
Steven M. Oreskovich	(principal accounting officer)

/s/ Michael W. Ferro, Jr.	Chairman of the Board
Michael W. Ferro, Jr.

/s/ Dennis Brown	Director
Dennis Brown

/s/ Gregg G. Hartemayer	Director
Gregg G. Hartemayer

/s/ Richard A. Reck	Director
Richard A. Reck

/s/ Neele E. Stearns, Jr.	Director
Neele E. Stearns, Jr.